Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2022, relating to the consolidated financial statements of ID Experts Holdings, Inc. and subsidiary, appearing in the Prospectus relating to the amended Registration Statement No. 333-267200 on Form S-1 of ZeroFox Holdings, Inc. filed on September 27, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte & Touche LLP

McLean, Virginia

November 14, 2022